Exhibit 4.20
Execution Version 签署版
BUSINESS ACTIVITIES FRAMEWORK AGREEMENT
(Amended, Novated and Restated)

商业活动框架协议
（经修订、更新并重述）

by and among
由

HUANSHENG PHOTOVOLTAIC (JIANGSU) CO., LTD
环晟光伏（江苏）有限公司

HUANSHENG NEW ENERGY (JIANGSU) CO., LTD.
环晟新能源（江苏）有限公司

MAXEON SOLAR TECHNOLOGIES, LTD.

TIANJIN ZHONGHUAN SEMICONDUCTOR CO., LTD.
天津中环半导体股份有限公司

and
以及

SUNPOWER SYSTEMS INTERNATIONAL LIMITED

Dated: February 8th, 2021
日期：2021年2月8日

Exhibit 4.20
Execution Version 签署版
BUSINESS ACTIVITIES FRAMEWORK AGREEMENT
(Amended，Novated and Restated)

商业活动框架协议
（经修订、更新并重述）

This Business Activities Framework Agreement (Amended, Novated and Restated) (together with all schedules attached hereto, this “Agreement”) is made and entered into as of February 8th, 2021 (the “Execution Date”) by and among Huansheng Photovoltaic (Jiangsu) Co., Ltd, a company organized under the laws of the PRC (“HSPV”), Huansheng New Energy (Jiangsu) Co., Ltd. (formerly named Huanli Photovoltaic (Jiangsu) Co., Ltd.)，a company organized under the laws of the PRC (“HSNE”, and together with HSPV, collectively “Manufacturers”), Maxeon Solar Technologies, Ltd., a company organized under the laws of Singapore (“MAXN”), Tianjin Zhonghuan Semiconductor Co., Ltd., a company organized under the laws of the PRC (“TZS”), and SunPower Systems International Limited, a company organized under the laws of Hong Kong (“SPSI”, and together with MAXN and TZS, collectively the “Customers”) (the Manufacturers and the Customers, collectively the “Parties”).
本商业活动框架协议（经修订、更新并重述）（连同所有附件，下称本“协议”）于2021年2月8日（下称“签署日”）在环晟光伏（江苏）有限公司，一家依据中国法律组织成立的公司（下称“环晟光伏”），环晟新能源（江苏）有限公司，一家依据中国法律组织成立的公司（原名环立光伏（江苏）有限公司，下称“环晟新能”，连同环晟光伏合称为“制造商”），Maxeon Solar Technologies, Ltd.，一家依据新加坡法律组织成立的公司（下称“MAXN”），天津中环半导体股份有限公司，一家依据中国法律组织成立的公司（下称“TZS”）以及SunPower Systems International Limited，一家依据香港法律组织成立的公司（下称“SPSI”，连同MAXN和TZS合称为“客户”）之间签署（制造商和客户合称为“各方”）。
RECITALS
前言
WHEREAS, Manufacturers currently or will own production facilities in Yixing, Jiangsu Province, PRC, and engage in the production and sales of photovoltaic module products.
鉴于，制造商目前或将在中国江苏省宜兴市拥有生产设施，并从事光伏组件产品的生产和销售。
WHEREAS，HSPV, SPSI, TZS, SunPower Corporation (“SPWR”), and Dongfang Electric Corporation, entered into a Business Activities Framework Agreement on February 22, 2017 (together with the Existing Amendments, the “Original Agreement”) with respect to the manufacturing, marketing and distribution of shingled-cell photovoltaic module products using

Exhibit 4.20
Execution Version 签署版
an innovative type of shingled-cell photovoltaic technology owned by SPWR (“P-Series Products”).
鉴于，环晟光伏、SPSI、TZS、SunPower Corporation（“SPWR”）以及中国东方电气集团有限公司在2017年2月22日签署了关于生产、营销和分销采用SPWR新型叠层光伏技术的叠瓦光伏组件（下称“P系列产品”）的商业活动框架协议（与现有修正案一起，下称“原协议”）。
WHEREAS，by the Execution Date, (i) Dongfang Electric Corporation has ceased to be a party of Original Agreement; and (ii) SPWR has assigned substantially all relevant assets and business to MAXN, including but not limited to its indirect share interest in Manufactures and SPSI and technology and intellectual property (“IP”) interest covering the P-Series Product.
鉴于，截至签署日，（i）东方电气集团有限公司已不再是原协议的当事方；而（ii）SPWR已将其实质性全部的相关资产和业务转让给了MAXN，包括但不限于其在制造商和SPSI中的间接股权以及有关P系列产品的技术和知识产权（下称“知识产权”）的权益。
WHEREAS, MAXN, through its subsidiary Maxeon Solar Pte. Ltd. (“Licensor”), has licensed to Manufacturers, on a non-exclusive, non sub-licensable, non-transferable and royalty-free basis, its existing technology and IP rights in the PRC covering the P-Series Products to enable Manufacturers to design, manufacture, improve and sell P-Series Products in the PRC, pursuant to the relevant license agreements entered into between Licensor and each Manufacturer respectively (the “Onshore License Agreements”), and among other things, the Onshore License Agreements permits Manufacturers to sell P-Series Products to (i) TZS (or its designate Affiliate) for use and resale in the PRC and (ii) MAXN (or its designate Affiliate) and SPSI for any use or resale outside the PRC;
鉴于，MAXN，通过其子公司Maxeon Solar Pte. Ltd.（“许可方”），已经依据许可方和制造商之间分别签署的许可协议（下称“境内许可协议”）将其在中国现有的有关P系列产品的技术和知识产权给予制造商非排他、不可分许可、不可转让的免费许可，允许制造商在中国设计、制造、改进和销售P系列产品。境内许可协议允许制造商将P系列产品销售给（i）TZS（或其指定关联方），供其在中国境内使用和转售以及（ii）MAXN（或其指定关联方）和SPSI，供其在中国境外进行任何使用或转售；
WHEREAS, MAXN, through its subsidiary Licensor, has licensed SPSI, on a non-exclusive, non-transferable, and royalty-bearing basis, its existing technology and IP rights covering the P-Series Products and associated technologies with sufficient scope to permit SPSI to sell and export those products (other than for use in Distributed Generation Projects) from the PRC to other territories except for the United States and Mexico, pursuant to a license agreement entered into between Licensor and SPSI (the “Offshore License Agreement”);
鉴于，MAXN，通过其子公司许可方已经依据许可方和SPSI之间签署的许可协议（下称“境外许可协议”）将其现有的有关P系列产品及相关技术的知识产权给予SPSI非排他、不可转让的付费许可，在足够的范围内允许SPSI从中国向其他地区（美国和墨西哥除外）出口并销售该等产品（在分布式发电项目中使用除外）；

Exhibit 4.20
Execution Version 签署版
WHEREAS, TZS intends to purchase (by themselves or through their respective Affiliates) the P-Series Products manufactured by Manufacturers for use in, or resale to, Power Plant Projects and Distributed Generation Projects in the PRC;
鉴于，TZS有意购买（通过自己或其各自关联方）由制造商生产的P系列产品，用于或转售至中国境内的发电站项目和分布式发电项目；
WHEREAS, MAXN (by itself or through its Affiliates) and SPSI intend to purchase the P-Series Products manufactured by Manufacturers for use in, or resale to, Power Plant Projects and Distributed Generation Projects in all territories excluding the PRC;
鉴于，MAXN（通过自己或关联方）和SPSI有意购买由制造商制造的P系列产品，用于或转售至除中国外的所有地区的发电站项目和分布式发电项目；
WHEREAS, the Parties have agreed to amend, renovate and restate the Original Agreement so as to provide the new terms and conditions whereby Manufacturers will sell to the Customers, and the Customers will purchase from Manufacturers, the P-Series Products;
鉴于，各方已同意修订、更新并重述原协议，以规定新的条款和条件，制造商将依据这些条款和条件向客户进行销售，且客户将依据这些条款和条件从制造商购买P系列产品；
WHEREAS, the Parties agree that the transactions contemplated herein promote the production and worldwide distribution of P-Series Products and have agreed to define distribution areas, among other things, to increase the sales and marketing of P-Series Products in the distribution areas and to protect MAXN's IP rights, brand, goodwill and reputation of high quality with respect to P-Series Products.
鉴于，各方同意本协议所述交易旨在促进P系列产品的生产及全球分销，且为增加P系列产品的在分销地区的销售和营销以及保护MAXN有关P系列产品的知识产权、品牌、高品质的商誉和声誉的目的而界定销售区域和其他事宜。
NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, each of the Parties agrees as follows:
为此，基于良好及有价约因，特此确认充分并予以接受，每一各方同意达成如下协议：
AGREEMENT
协议
1.Scope of Agreement
协议范围
1.1Affiliated Companies. Each Customer and its designated Affiliates (which, for purposes of this clause only, do not include Affiliates of SPSI) may purchase the P-Series Products under the terms of this Agreement and the relevant purchase and sales

Exhibit 4.20
Execution Version 签署版
contracts executed between the Customer and Manufacturers pursuant to this Agreement. Submission of a Purchase Order referencing this Agreement is deemed to constitute acceptance of the terms of this Agreement by the applicable Affiliate.
关联公司。每一客户及其指定关联方（仅为本条规定之目的，不含SPSI的关联方）可以按照本协议以及该客户与制造商按照本协议签署的相关购销协议规定采购P系列产品。提交一个与本协议有关的采购订单被视为构成有关关联方对本协议规定的接受。
1.2Agreement Structure. The Parties acknowledge that this Agreement shall constitute a right, and not a commitment or obligation, on the part of each Customer to purchase any particular quantity of P-Series Products unless and until a Purchase Order is tendered by the Customer (or its designated Affiliates) and confirmed by Manufacturers. Except as provided in Section 3, a Customer shall only be committed to purchase P-Series Products, and Manufacturers shall only be committed and authorized to ship P-Series Products to such Customer, when such Customer (or its designated Affiliates) has tendered a Purchase Order which is confirmed by Manufacturers pursuant to Section 3.
协议架构。各方确认，在客户（或其指定关联方）提交采购订单并经该制造商确认之前，本协议应作为每一客户采购任何特定数量的P系列产品的一项权利（而非承诺或义务）。除第3条的规定之外，客户仅在其（或其指定关联方）依照第3条规定提交经制造商确认的采购订单的时候才会承诺采购P系列产品，也只有在此时该制造商会承诺并有权向该客户运送P系列产品。
2.Products and Output Allocation
产品和产量分配
2.1Specifications. Each of the P-Series Products to be sold by Manufacturers under this Agreement shall conform in all respects or in all material respects to the description and specifications set forth in Schedule 2 (Product Description). Manufactures shall not substitute goods or alter configurations or specifications of the P-Series Products supplied to a Customer without the Customer’s prior written consent.
规格。将由制造商按照本协议销售的每一P系列产品均应符合附件2（产品描述）规定的所有或所有主要的描述和规格。未经客户的事先书面同意，制造商不得更换货物或改变提供给客户的P系列产品的参数或规格。
2.2Output Allocation. Notwithstanding Section 1.2, Manufacturers shall offer to sell to each Customer, and each Customer shall have the right (but not the obligation) to purchase an amount of Manufacturers’ output of P-Series Products up to and including, a portion of the aggregated manufacturing capacity of Manufacturers in any fiscal year (each, an "Output Allocation") as set forth below:

Exhibit 4.20
Execution Version 签署版
产量分配。尽管上述第1.2条所述，制造商应向每一客户销售，且每一客户应有权（并非义务）从制造商采购一定数量（不高于以下规定的在任一会计年度两制造商总计生产能力的一部分）的P系列产品产量（每一称为“产量分配”）：
(a)each Customer's Output Allocation shall be one-third (1/3) of the aggregated annual capacity of Manufacturers.
每一客户的产量分配应为制造商年总产量的三分之一（1/3）。
(b)The Output Allocation shall be broken down to and administered on a quarterly basis, based on the production plan of Manufacturers and the demand forecasts provided by the Customer under Schedule 3 (Product Forecasting Mechanism) to this Agreement.
产量分配应在制造商的生产计划和客户按照本协议附件3（产品预测机制）提供的需求预测的基础上按季度进行分解和管理。
(c)If SPSI declines its Output Allocation, in whole or in part, in a given quarter, then each of TZS and MAXN shall have the right of first refusal to purchase the unsubscribed amount of the Output Allocation in proportion to its respective Output Allocation.
    如果在某一季度中SPSI全部或部分减少其产量分配，则TZS和MAXN按各自产量分配比例对该未认购的产量分配量具有优先购买权。
(d)If any of TZS or MAXN declines its Output Allocation, in whole or in part, in a given quarter, then (i) SPSI shall have the right of first refusal to purchase the unsubscribed amount of the Output Allocation; and (ii) if SPSI declines to purchase the remainder of such Output Allocation, then the other non-declining Customer (namely MAXN or TZS, as the case may be) shall have the right of first refusal to purchase the remainder.
    如果在某一季度中TZS或MAXN中的任何一方全部或部分减少其产量分配，则（i）SPSI对该未认购的产量分配量具有优先购买权；及（ii）如果SPSI拒绝购买该产量分配的剩余部分，则其他未提出拒绝的客户（即分别指MAXN或TZS）对该剩余部分具有优先购买权。
(e)If, after the application of paragraphs (c) and (d), the full output of Manufactures in a given quarter is not fully subscribed, then Manufactures may offer the remaining output of P-Series Products for sale to third party purchasers, provided that the Territorial Restrictions set out in Section 4.2(a) shall be complied with.

Exhibit 4.20
Execution Version 签署版
    如果在适用上述第(c)和(d)款规定之后，制造商在某一季度中的全部产量仍没有被完全认购，则制造商可以将P系列产品的剩余产量销售给第三方买家，但需遵守第4.2(a)条所规定的地域限制。
3.Master Supply Agreements.
供货主协议
3.1Concurrently with this Agreement, Manufacturers shall enter into a P-Series Products Offshore Master Supply Agreement with MAXN and SPSI in the form attached as Schedule 5 (the “MSA”). The MSA shall contain commercial terms including without limitation the Purchase Orders, purchase price and payment, shipping and delivery terms, and product warranties governing the sale and purchase of P-Series Products between Manufacturers, on one part, and MAXN / SPSI, on the other part.
在签署本协议的同时，制造商应该与MAXN和SPSI按照附于附件5中的格式签署P系列产品境外供货主协议（下称“供货主协议”）。供货主协议包括了规范制造商作为一方、MAXN/SPSI作为另一方之间销售和购买P系列产品的商业条款，包括但不限于采购订单，采购价格和支付条款，运输和交付条款，和产品质保等。
3.2Notwithstanding Section 3 (Purchase Price) and other terms of the MSA to the contrary, Manufacturers covenant and promise that the average sales prices of P-Series Products to be sold to MAXN and SPSI in each calendar quarter, including applicable fees and charges, shall not exceed the lowest sales price for any sales of P-Series Products in the same calendar quarter made by Manufacturers to TZS or any other purchaser (the “MFN Price”).
尽管有供货主协议第3条（购买价格）和其他相反条款，制造商承诺并允诺在每一日历季度销售给MAXN和SPSI的P系列产品的平均销售价格（包括相关费用和收费），不应该超过该相同的日历季度内制造商向TZS或任何其他买方出售P系列产品的最低销售价格（“最惠价格”）。
3.3In order to determine and verify the MFN Price, MAXN and SPSI are entitled to request the Manufactures to provide on a quarterly basis the following information: the size, location, cost, BOM, warranty and payment term of relevant transactions. Upon request of MAXN or SPSI, each Manufacturer shall provide specific information with supporting documents promptly and no later than five (5) business days of the request. The reports and disclosure herein do not replace, supersede or modify any reporting, consent or approval requirement under the Joint Venture Contract of HSPV or other existing agreements concerning P-Series Products. The receipt of reports and disclosure by the Customers or their Representatives does not constitute any approval, consent or waiver from the MAXN or SPSI or their Representatives, and they are not estopped to disapprove, disagree with or make a claim for certain behavior of the Manufacturer or their Representatives.

Exhibit 4.20
Execution Version 签署版
为了确定和核实最惠价格，MAXN和SPSI有权要求制造商每季度向MAXN和SPSI提供如下信息，包括该季度相关交易的规模、价格、成本、BOM、付款条件及质保等。应MAXN或SPSI要求，制造商应迅即且在不迟于收到要求的五（5）个工作日内提供具体信息和辅助文件。此处的报告和披露不替代、取代或修改环晟光伏的合资合同或其他有关P系列产品的现有协议规定的报告、同意和批准文件。MAXN或SPSI或其代表收到报告和披露信息并不构成对制造商或其代表的任何批准、同意或豁免，MAXN或SPSI及其代表也不会因此而不能拒绝或不同意制造商或其代表的某些行为，或就该等行为提出权利主张。
3.4In the event of any conflict between the terms of the MSA and this Agreement, the terms of this Agreement shall prevail.
如供货主协议条款和本协议有任何不一致之处，以本协议条款为准。
4.Territorial Restrictions.
地域限制
4.1The Parties shall use, market and sell the P-Series Products in accordance with the terms of this Agreement, the Onshore License Agreements, the Offshore License Agreement and the MSA.
各方应当根据本协议、境内许可协议、境外许可协议和供货主协议的规定使用、营销和销售P系列产品。
4.2In particular, the Customers and Manufacturers shall restrict their marketing and sales of P-Series Products to the following territories (the “Territorial Restrictions”):
客户和制造商尤其应当对P系列产品销往以下地域进行限制（下称“地域限制”）：
(a)Manufacturers shall sell and market all the P-Series Products, and TZS shall use or resell the P-Series Products supplied by Manufacturers (whether purchased under its Output Allocation or otherwise under Section 2.2), to third party purchasers only in the PRC. Except for those P-Series Products sold outside the PRC through SPSI or MAXN, none of Manufacturers or TZS may use, market or sell any P-Series Products outside the PRC or sell any P-Series Products to third parties who may resell or install them outside the PRC. To ensure proper implementation of this Territorial Restriction,
制造商应仅在中国境内向第三方买家销售和营销全部P系列产品，且TZS应当将制造商提供的P系列产品仅在中国使用或转售给第三方买家（无论是按其产量分配或第2.2条规定进行的采购）。除了通过SPSI或MAXN在中国境外销售的P系列产品之外，制造商或TZS均不得在中国境外使用、营销和销售P系列产品，也不得将P系列产品出售给任何可能将产品在中国境外转售或安装的第三方。为确保这一地域限制得到适当执行，

Exhibit 4.20
Execution Version 签署版
(1)if a third party purchaser is based within the PRC, Manufacturers or TZS (as the case may be) may only sell to such purchaser if it expressly agrees in the relevant contract with Manufacturers or TZS that (i) it will use the P-Series Products only within the PRC, (ii) it will not export the P-Series Products or cause the P-Series Products to be exported to any destination outside the PRC, and (iii) MAXN/Licensor, may exercise the right of Manufacturers in connection with the export restriction stipulated herein and take legal actions (including seeking any injunctive relief before a court with competent jurisdiction) directly against the third party purchaser or any personnel handling the P-Series Products in violation of the export restriction;
如果第三方买家位于中国境内，则制造商或TZS（视情况而定）只能向在与制造商或TZS签订的相关合同中明确同意以下内容的此类买家出售：（i）其仅在中国境内使用P系列产品，（ii）其不会将P系列产品出口或导致P系列产品出口到中国境外的任何目的地，以及（iii）MAXN/许可方，可就本协议规定的出口限制行使制造商的权利，并直接对第三方买家或违反出口限制处理P系列产品的任何人员采取法律行动（包括向有管辖权的法院寻求任何强制性救济）；
(2)if a third party purchaser is based outside the PRC, or if it is based within the PRC but there is clear evidence that it will on-sell or export the P-Series Products to any person outside the PRC (e.g. such purchaser indicating its intention to ship the P-Series Products to a destination outside the PRC or its primary business being export or international trade), Manufactures or TZS (as the case may be) shall introduce such potential third party purchasers to SPSI / MAXN so that SPSI / MAXN may sell P-Series Products to such third party purchasers; and
如果第三方买家位于中国境外，或其位于中国境内，但有明确证据表明其将向中国境外的任何实体出售或出口P系列产品（例如，此类买家显示出想要将P系列产品运至中国境外的目的地的意图，或其主营业务是出口或国际贸易），制造商或TZS（视情况而定）应将此类潜在的第三方买家介绍给SPSI/MAXN，以使SPSI/MAXN将P系列产品销售给这些第三方买家；以及
(3)for any international needs of P-Series Products on Power Plant Projects that Manufacturers may identify from a third party purchaser in the PRC, the provisions of Schedule 4 (International Rules of Engagement) shall be complied with.
对于制造商确定的在中国的第三方买家对P系列产品在发电厂项目上的任何国际需求，应遵守附件4（在中国销售国际项目的机制）的规定。
(b)SPSI may sell the P-Series Products supplied by Manufacturers (whether purchased under its Output Allocation or otherwise under Section 2.2) for Power

Exhibit 4.20
Execution Version 签署版
Plant Projects located in all territories except for the PRC, the United States and Mexico; and
    SPSI可以将制造商生产的P系列产品（无论是按其产量分配或第2.2条规定进行的采购）向位于除中国、美国和墨西哥之外的所有地区的发电站项目销售；以及
(c)MAXN may only use or sell the P-Series Products supplied by Manufactures (whether purchased under its Output Allocation or otherwise under Section 2.2) for (i) Power Plant Projects located in the United States and Mexico, or (ii) Distributed Generation Projects located in other territories excluding the PRC.
    MAXN仅可以将制造商生产的P系列产品（无论是按其产量分配或第2.2条规定进行的采购）向（i）位于美国和墨西哥的发电站项目，或者（ii）位于除中国外的其他地区的分布式发电项目销售或供其使用。
4.3Each Party undertakes to take all the measures, including signing legal documents (including sales agreements containing provisions reflecting those of Section 4.2), making oral or written statements, initiating legal proceedings, and providing all the assistance required by Manufactures (as the manufacturer of the P-Series Products), or MAXN/Licensor] (as the licensor of IP) that are necessary to prevent any customer or end-user of P-Series Products from marketing, reselling or otherwise distributing such P-Series Products outside the territory where such Party is permitted to use or sell the P-Series Products under Section 5.2.
各方同意采取一切必要办法，包括签署法律文件（包括涵盖第4.2条所述规定的销售协议）、作出口头或书面声明、启动法律程序以及提供制造商（作为P系列产品制造商）或MAXN/许可方（作为知识产权许可方）要求的全部帮助，以防止任何P系列产品的任何客户或终端用户在该方可依据第5.2条规定被允许使用或销售P系列产品的地区之外营销、转售或以其他方式分销该等P系列产品。
4.4Each Customer shall have full discretion to set the pricing for its resale of the P-Series Products in the territory where such resale is permitted under Section 5.2, except as otherwise provided in the MSA.
客户可以充分决定其在第4.2条所述的允许转售的地区内对P系列产品的转售价格，除非供货主协议另有规定。
5.Branding and Operational Management.
品牌和运营管理
5.1Branding
品牌

Exhibit 4.20
Execution Version 签署版
(a)Manufactures and TZS shall distribute the P-Series Products in the PRC under the brands of HSPV. Accordingly, all P-Series Products to be delivered by Manufactures to TZS or the other customers of Manufacturers (other than MAXN and SPSI) shall not contain any reference to “SPWR”, “晟博迩”, “SunPower”, “Maxeon” “Maxeon Solar” or “迈可晟”, and shall be labeled by Manufactures identifying the P-Series Products by the brands of HSPV. Such label shall be easily perceived by an observer who is viewing the back of such P-Series Products. TZS agrees that it should not remove or otherwise obscure the original HSPV brands and serial number, and that the removal, destruction or other such erasure of the originals or serial number invalidates all product warranty obligations of Manufacturers.
制造商和TZS应以HSPV的品牌在中国境内分销P系列产品。因此，由制造商向TZS或制造商的其他客户（除MAXN和SPSI之外）交付的所有P系列产品不应该包含任何涉及“SPWR”、“晟博迩”、“SunPower”、“Maxeon”、“Maxeon Solar”或“迈可晟”的文字，且应当将HSPV的品牌标记在P系列产品上。这些标记应当在P系列产品的背面很容易被发现。TZS同意其不应当删除或以其他方式掩盖HSPV原始品牌及序列号，并且删除、破坏或其他掩盖原始品牌或序列号的行为将使得所有制造商的产品保证义务无效。
(b)Notwithstanding the foregoing, the P-Series Products to be delivered by Manufacturers to MAXN and SPSI under this Agreement shall be branded and labeled as designated by MAXN in written notice to MAXN from time to time.
尽管有前述规定，由制造商向MAXN和SPSI交付的P系列产品应当按照MAXN不时发出的书面指示标注商标和标识。
5.2Operational Management
运营管理
HSNE shall observe all the requirements applicable to HSPV under Article 8.07 through 8.09 (regarding product roadmap, operational management and supply chain management) of the Joint Venture Contract of HSPV entered into by and among SunPower Manufacturing Corporation Limited, TZS and Yixing Venture Park Technology Development Co., Ltd. on September 12, 2019, as if HSNE was a party to such contract.
环晟新能应遵守SunPower Manufacturing Corporation Limited、TZS和宜兴创业园技术开发有限公司于2019年9月12日签订的环晟光伏合资合同第8.07条至第8.09条（关于产品路线图、运营管理和供应链管理）中适用于环晟光伏的所有要求，如同环晟新能是该合同的一方。
6.Representations and Warranties
陈述与保证

Exhibit 4.20
Execution Version 签署版
Each Manufacturer represents and warrants that: (a) it is duly incorporated and validly existing in its jurisdiction of formation or organization; (b) it has full authority to enter into this Agreement; (c) this Agreement is a valid, legally binding and enforceable agreement; (d) there are no prior commitments or other obligations that prevent it from fully performing all its obligations under this Agreement, and neither execution of this Agreement or performance of obligations hereunder will result in a breach of any obligations owed by it under any other agreement; (e) it has not entered into any agreement or obligation that will conflict with its obligations under this Agreement; and (f) neither itself nor any of its Representatives has given to or received from any Customer or its Representatives any commission, fee, rebate, kickback, or unreasonable gift or entertainment of value in connection with this Agreement. For purposes of this Section and Section 24, "Representatives" shall include a Party's Affiliates, as well as a Party and its Affiliates' directors, officers, employees, agents and advisors (including, without limitation, attorneys, accountants, consultants, bankers, financial advisors or lending institutions).
每个制造商均作出如下陈述与保证：(a)在其成立或组织的司法辖区正当成立并有效存续；(b)其具有充分授权来签署本协议；(c)本协议有效、具有法律束缚力并可强制执行；（d）不存在阻碍其全面履行本协议项下义务的在先承诺或其他义务，并且，签署本协议和履行本协议项下义务不会导致其违反其在其他任何协议项下的义务；(e)其自身并无签订/承担任何与本协议项下的义务存在冲突的协议/义务；以及(f)其自身及其任何代表未给予或收取客户或其代表任何与本协议有关的佣金、费用、折扣、回扣或不合理的礼物或娱乐招待。为本条及第24条规定之目的，“代表”应当包括一方的关联方，以及一方及其关联方的董事、高管、员工、代理和顾问（包括但不限于律师、会计师、顾问、银行顾问、财务顾问或贷款机构）。
7.Indemnity.
赔偿保证
7.1Any Party (the "Indemnifying Party") shall indemnify and hold harmless any other Party (the "Indemnified Party") and its Affiliates from and against any and all direct (but not consequential) losses, liabilities, damages, costs, penalties and expenses (including their directors’, officers’, employees’ and agents’, attorneys’ and other professionals’ fees and disbursements) directly incurred in connection with or arising from any breach by the Indemnifying Party of any representation or warranty in this Agreement or of its obligations under this Agreement.
如一方（下称“赔偿方”）违反其在本协议中任何陈述或保证或其在本协议项下的任何义务，赔偿方应补偿任何其他方（下称“被赔偿方”）及其关联方就该等违反产生的或因该等违反引起的任何及全部直接（而非间接）的损失、责任、损害、成本、罚款和费用（包括其董事、高管、员工、代理人以及律师和其他专业人员费用和开支），并使其免受损害。
7.2Each Party acknowledges and agrees that the Indemnified Party may be irreparably damaged if any of the provisions of this Agreement are not performed in accordance

Exhibit 4.20
Execution Version 签署版
with their specific terms due to any fault of the Indemnifying Party and that any breach of this Agreement could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Indemnified Party may be entitled at law, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, including, without limitation, Sections 4 and 5, without posting any bond or other security.
每一方承认并同意，如果本协议的任何规定因为赔偿方的任何过错而没有根据其具体条款得以执行，被赔偿方可能受到无法弥补的损害，而且对于本协议的任何违反无法在任何情况下均仅通过金钱赔偿得到充分补偿。因此，除被赔偿方可能根据法律有权获得的任何其他权利或救济外，其有权根据实际履行的裁定，强制执行本协议的任何条款，并有权采取临时的、初步的和永久的禁令救济以防止对本协议任何条款的违反或威胁的违反（包括但不限于第4条和第5条），且无需提供任何保证金或其他担保。
8.Term; Suspension; Termination; Survival.
期限；中止；终止；持续有效
8.1The term of this Agreement shall commence as of the Execution Date and continue in full force and effect during the term of Onshore License Agreements (including any amendment or supplemental agreement thereto), unless earlier terminated in accordance with Section 8.3 below.
本协议的期限应始于签署日并在境内许可协议（包括任何修订或者补充协议）期限内持续具有完全效力，根据下述第8.3条规定提前终止的除外。
8.2In the event of Material Breach by a Customer, such Customer's right to its Output Allocation pursuant to Section 2.2 and its right to place Purchase Orders with Manufacturers shall be suspended for thirty (30) days, during which time such Customer shall have the right to cure such Material Breach. During this thirty (30) day cure period, if such Customer disputes Manufacturers’ breach claim, it may provide a written notice to relevant Manufacturer of its rejection of the breach claim. Manufacturers shall then have an additional thirty (30) days where it should engage in good faith negotiations with such Customer to resolve the dispute, during which time the Customer's rights referred to above shall remain suspended. This sixty (60) day period shall be hereinafter referred to as the "Suspension Period". If the Parties still cannot resolve the dispute within the Suspension Period, Manufacturers may terminate this Agreement in accordance with Section 8.3 below. It is acknowledged by the Parties that, if the Party in Material Breach is TZS, then MAXN and/or SPSI may enforce the rights and remedies of Manufacturers under this Section 8 for and on behalf of Manufacturers, and if the Party in Material Breach is MAXN and/or SPSI, then TZS may enforce the rights and remedies of Manufacturers under this Section 8. Any Customer which has wrongfully enforced the rights and remedies of

Exhibit 4.20
Execution Version 签署版
Manufacturers on its behalf shall be liable for the losses incurred by any other Customer which is the subject of such wrongful enforcement.
如果一客户有重大违约行为，则该客户依据第2.2条规定的产量分配的权利以及向制造商提交采购订单的权利均应被中止三十（30）日，在此期间内该客户应有权来纠正这些重大违约行为。在前述三十（30）日的纠正期间内，如果该客户对制造商关于违约的指控有异议，其可以向相关制造商提供关于拒绝该违约指控的书面通知。制造商之后将有额外三十（30）日的时间为解决该争议来与客户进行善意协商，在此期间前述客户权利仍应被中止。前述六十（60）日的期间在本协议中称为“中止期间”。如果在中止期间各方仍不能解决争议，相关制造商可以按照下述第8.3条规定终止本协议。各方承认如果重大违约方是TZS，则MAXN和/或SPSI可以为或代表制造商强制执行本第8条规定的制造商的权利和救济，且如果重大违约方是MAXN和/或SPSI，则TZS可以强制执行本第8条规定的制造商的权利和救济。代表制造商不合法地强制执行其权利和救济的客户应承担作为不合法强制执行对象的任何其他客户的损失。
8.3Manufacturers may terminate this Agreement with respect to any Customer (the "Terminated Customer") in the event that any of the following events occurs:
如发生下列任一事件，制造商可以就任一客户（下称“被终止客户”）终止本协议：
(a)the Terminated Customer serving a termination notice to the other Parties for purposes of termination of HSPV, irrespective of the date of actual liquidation or winding down of HSPV or the approval of termination by any government approval authorities;
被终止客户为终止环晟光伏之目的向其他各方发出终止通知，不考虑环晟光伏实际清算或停业日期，及任何政府批准机关就企业终止的批准日期；
(b)the Terminated Customer ceasing to be an Affiliate of a shareholder of HSPV for any reason;
被终止客户因任何原因不再是环晟光伏的一名股东的关联方；
(c)any liquidation, dissolution or winding-up of the Terminated Customer;
被终止客户的破产、解散或清算；
(d)if the Terminated Customer and Manufacturers fail to resolve a dispute regarding Material Breach by such Customer in accordance with Section 8.2;
如被终止客户和制造商未能依据第8.2条规定解决有关该客户的重大违约的争议；
If the Parties still cannot resolve the dispute within the Suspension Period, Manufacturers may terminate this Agreement by issuing a written notice to the

Exhibit 4.20
Execution Version 签署版
Terminated Customer. The Terminated Customer may immediately commence arbitration proceedings as described in Article 18. Upon the issuance of the arbitration award confirming either that (i) relevant Manufacturer has the right to terminate this Agreement with respect to the Terminated Customer, or (ii) Manufacturers do not have the right to terminate this Agreement with respect to the Terminated Customer, the Parties shall abide by the decision of the arbitration. If the arbitration award is for Manufacturers to continue to perform under this Agreement, then Manufacturers shall rescind its termination notice. The arbitration award may also impose damages to Manufacturers for wrongful termination.
如各方在中止期间内仍不能解决争议，制造商可以通过向该被终止客户发出书面通知来终止本协议。该被终止客户可以立即按照第18条规定启动仲裁程序。在作出确认(i)相关制造商有权就被终止客户终止本协议，或者(ii)制造商无权就被终止客户终止本协议的仲裁裁决之后，各方应当遵守仲裁决定。如仲裁裁决要求制造商继续履行本协议，那么该制造商应当撤回其终止通知。对不合法的终止，仲裁裁决可以要求制造商支付赔偿金。
(e)within thirty (30) days upon becoming aware of (or thirty (30) days from the date it should have become aware of)the occurrence of any of the following conditions: (1) change of control of the Terminated Customer where control is transferred to one of HSPV’s competitors in the PRC; or (2) merger of the Terminated Customer and any party (provided that it involves a change in control), or if a substantial portion of the assets of the Terminated Customer is transferred to another company, provided that such circumstances materially prejudice the Terminated Customer's capacity to perform its obligations hereunder or sale of assets is to one of HSPV’s competitors in the PRC; provided, however, that if other Customers provide written consent to any of the conditions in this Section 8, Manufacturers may not terminate this Agreement with respect to the Terminated Customer due to occurrence of such conditions; or
在知晓（或应当知晓）下列条件发生后的三十(30)日内：(1)该被终止客户控制权变更，此控制权转让给了环晟光伏在中国境内的竞争对手之一；或(2)被终止客户与任何一方合并(只要控制权发生变更)，或如被终止客户资产的重大部分转让给了另一公司，只要这些情形实质损害了该被终止客户履行本协议项下义务的能力，或者向环晟光伏在中国境内的竞争对手出售财产；但前提是，如其他客户就本第8条规定的任何条件给予了书面同意，制造商则不能因为发生了该等条件而就被终止客户终止本协议；或者
(f)the commission of fraud by the Terminated Customer against HSPV.
该被终止客户对某环晟光伏实施了诈骗行为。
8.4Should Manufacturers terminates this Agreement for any reason with respect to the Terminated Customer, then:

Exhibit 4.20
Execution Version 签署版
如果制造商基于任何原因对被终止客户终止本协议，则：
(a)this Agreement shall remain in full force and effect with respect to the other Customers,
本协议对其他客户仍具有完全效力，
(b)Sections 4, 9, and 11-24 shall survive any termination of this Agreement with respect to the Terminated Customer, and
无论本协议就被终止客户因任何原因终止，第4、9、11到24条规定在本协议终止后仍具效力，以及
(c)the Terminated Customer shall be treated as a declining Customer under Section 2.2(d), and Section 2.2(c), (d) and (e) shall apply accordingly to the Output Allocation of the Terminated Customer.
被终止客户应在被视为第2.2条(d)款项下的提出拒绝的客户，且第2.2条(c)、(d)和(e)款规定应相应适用于被终止客户的产量分配。
9.Confidentiality and Non-Compete
保密与不竞争
9.1Each of the Parties agrees, during the term of this Agreement and for a period of three (3) years after termination thereof for any reason whatsoever, not to, and shall cause its Representatives not to, disclose the Confidential Information of the disclosing Party to any third parties or to the receiving Party's Representatives, except to those Representatives of the receiving Party who reasonably require such information for the purpose of the matters contemplated by this Agreement; provided, however, that a receiving Party may disclose such portions of the disclosing Party's Confidential Information (1) as may be required under applicable law, or (2) under valid subpoena, court order or by any rule or regulation of a court of competent jurisdiction. In the event applicable law requires or a valid subpoena, court order or any other rule or regulation of a court of competent jurisdiction compels a receiving Party to disclose such Confidential Information, the receiving Party, to the extent legally permitted, shall provide the disclosing Party with prompt notice of any such requirement so that the disclosing Party, at its sole cost and expense, may seek an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information. If the disclosing Party does not obtain such a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information, or if it does not waive compliance with the provisions of this Section 9, the receiving Party will furnish, upon the advice of its counsel, only that portion of such Confidential Information which it is legally required to furnish.
各方同意在本协议期限内并在本协议因任何原因终止后三(3)年内，不得，并且应促使其代表不得，向任何第三方或接收方的代表（为本协议拟议事项而合理需要

Exhibit 4.20
Execution Version 签署版
该等资料的接收方代表除外）披露披露方的保密信息；但是，披露方的任何保密信息如属以下情形，接收方可披露该部分保密信息：(1)适用法律要求披露的，或 (2)有效的传票、法院令或有管辖权法院的任何规则或规定要求披露的。如果适用法律要求，或者有效的传票、法院令或有管辖权法院的任何其他规则或规定强制接收方披露保密资料，接收方应在法律允许的范围内及时向披露方提供任何该等要求的通知，以便披露方可自行承担费用寻求适当的保护令或将对保密资料予以保密的其他可靠保证。如果披露方未取得保护令或者将对保密资料予以保密的其他可靠保证，或者未放弃要求遵守本第9条约定，则接收方应根据其法律顾问的意见，只提供法律要求提供的那部分保密资料。
“Confidential Information” means any information related to the matters contemplated by this Agreement disclosed (whether prior to, on or after the date of this Agreement) by any Party and/or its Representatives to any other Party, individually or collectively, and/or its Representatives, either directly or indirectly, in writing, orally or by drawings or observation of tangible objects such as documents, prototypes, samples, products and facilities, including, but not limited to, trade secrets, know-how and other intellectual property or information relating to the disclosing Party's business, operations, products, or technology, together with any and all analyses or other documents prepared by any Party or any of their Representatives that contain or otherwise reflect any of the disclosed information which the receiving Party reasonably should understand is confidential, and does not include any information which (i) is in the public domain at the time of disclosure by the disclosing Party or is subsequently made available to the general public without restriction and without breach of this Section 9 by the receiving Party or its Representatives, (ii) a receiving Party or its Representatives can demonstrate was, at the time of disclosure by the disclosing Party, already in the possession of the receiving Party or its Representatives, (iii) was obtained by the receiving Party or its Representatives from a third party without a breach of such third party's (to the receiving Party's knowledge) or the receiving Party's obligations of confidentiality to the disclosing Party, or (iv) a receiving Party can demonstrate was independently developed by the receiving Party or its Representatives without use of or reference to the disclosing Party's Confidential Information.
“保密信息”应指任何一方及/或其代表向其他任一方（无论单独或集体）及/或其代表披露（无论是在本协议日期之前、当天或之后）的任何与本协议拟议事项相关的信息，不论是以书面、口头或者图纸或实物观察（如文件、样机、样品、产品和设施）等方式直接或间接披露，包括但不限于商业秘密、专有技术和其他知识产权或涉及披露方业务、经营、产品、技术的其他知识产权或信息，以及任何一方或其任何代表起草的、包含或反映接收方应当合理理解为保密信息的任何已披露信息的任何和所有分析文件或其他文件，但不包括以下任何信息：(i)披露方在披露时该等信息已经为公众所知，或者随后没有限制地并且在接收方或其代表未违反本第9条约定的情况下向公众提供的，(ii)接收方或其代表能够证明在披露方披露时已归接收方或其代表占有的，(iii)接收方或其代表从第三方获得的，并且该第三方（据接收方所知）或接收方未违反对披露方的保密义务的，或(iv)接

Exhibit 4.20
Execution Version 签署版
收方能够证明由接收方或其代表在未使用或参考披露方的保密资料情况下独立开发的。
9.2Each Party and its Representatives shall use at least the same degree of care, but no less than a reasonable level of care, and shall take at least those measures that it takes to protect its own most highly confidential information, to protect the secrecy of and avoid disclosure of the Confidential Information of the other Parties and shall ensure that its Representatives who have access to the Confidential Information of the other Parties have signed confidentiality agreements or are otherwise bound by confidentiality obligations at least as restrictive as those contained herein, prior to any disclosure of the Confidential Information of the disclosing Party to such Representatives.
每一方及其代表应对其他各方的保密资料至少运用其保护自身最高机密资料的同等审慎（但不得低于合理审慎水平），并至少采取相同措施，以保护其他各方保密资料的保密性，避免披露；并应确保如果该方代表需接触其他各方的保密资料，在向该代表披露披露方的保密资料之前，该代表已签署保密协议或以其他方式受限制程度至少与本协议约定相同的保密义务的约束。
9.3Each Party makes no warranties, express, implied or otherwise, regarding the sufficiency, accuracy, or completeness of the Confidential Information for any purpose, including the warranties of merchantability, fitness for a particular purpose and non-infringement.
任何一方均未作出有关保密资料用于任何特定目的的充分性、准确性或完整性的任何明示、默示或其他保证，包括有关适销性、适于特定目的和不侵权的保证。
9.4Save as otherwise provided in this Agreement, all documents and other tangible objects containing or representing the Confidential Information, and all copies thereof, together with any and all analyses or other documents prepared by any receiving Party or any of its Representatives that contain or otherwise reflect any of the foregoing information, shall be and remain the sole property of the disclosing Party and, upon the disclosing Party's written request, shall be returned to the disclosing Party or destroyed within 30 days of such written request; provided, however, that electronic copies of or containing Confidential Information that are automatically generated through data backup and/or archiving systems and which are not readily accessible by a receiving Party's business personnel (the electronic copies), shall not be deemed to violate this Section 9, so long as such electronic copies are not disclosed in violation of the terms of this Section 9. Notwithstanding the foregoing, nothing in this Section 9 shall prohibit a receiving Party's legal department or counsel from retaining one (1) copy, including any electronic copy, of any of the Confidential Information as necessary to comply with regulatory record keeping requirements applicable to it or any internal record keeping policy or procedure to which it is subject. Such retained copy shall remain subject to the confidentiality provisions in this Section 9, and such obligation for retained copies shall survive the termination of this Agreement.

Exhibit 4.20
Execution Version 签署版
除非本协议另有约定，否则包含或体现保密资料的所有文件和其他实物、这些文件和实物的副本以及任何接收方或其任何代表编写的、包含或以其他方式反映前述任何资料的任何和所有分析文件或其他文件，应归并且继续归披露方独家所有，应在披露方提出书面要求后返还披露方或在收到书面要求后三十(30)日内销毁；但是，针对数据备份和/或存档系统自动生成的包含保密资料的电子副本，并且接收方的业务人员不能轻易获取（电子副本），只要电子副本未违反本第9条的约定而被披露，则不应视为违反本第9条。尽管有前述约定，本第9条的任何约定均不禁止接收方的法务部或法律顾问根据需要保留任何保密资料的一(1)份副本（包括任何电子副本），以遵守适用于该接收方的记录保存监管要求或该接收方须遵守的任何记录保存内部规定或程序。本第9条约定的保密条款仍适用于上述保留副本，并且本协议终止后对保留副本的该等保密义务仍然持续有效。
9.5No Party shall, without the prior written consent of each other Party, disclose to any third party that (i) Confidential Information has been made available to it or its Representatives, or (ii) discussions are taking place or any other terms or facts concerning the potential or existing business relationship, including the status thereof.
未经其他各方事先书面同意，任何一方均不得向任何第三方披露：(i)已向该方或其代表提供保密资料，或(ii)披露正在进行商谈该事实或披露关于潜在或现有业务关系的任何其他条款或事实，包括其进展状况。

9.6No Party shall export any technical Confidential Information acquired under this Agreement or any commodities using such Confidential Information to any country to which any relevant government forbids export or, at the time of export, requires an export license or approval, without first obtaining such license or approval. A receiving Party shall obtain the appropriate authorizations and/or exceptions required for export or re-export of such Confidential Information received herein, including restricted technology and/or computer software, and products thereof, required under the U.S. International Traffic in Arms Regulation (ITAR) and/or the Export Administration Regulation (EAR).
如果任何相关政府禁止向某国出口，或者出口时须取得出口许可或批准但未事先取得该许可或批准，则任何一方均不得向该等国家出口在本协议项下获得的任何技术性保密资料或使用了该等保密资料的任何商品。接收方应取得在本协议项下获取的保密资料（包括美国《国际武器贸易条例》和/或《出口管理条例》项下的受限技术和/或计算机软件及其产品）出口或再出口所需的适当授权和/或豁免。
9.7Nothing in this Agreement is intended to grant any rights to any Party under any patent, copyright, mask work right, trade secrets, or other intellectual property of any other Party, nor shall this Agreement grant any Party any rights in or to the Confidential Information of another Party except as expressly set forth herein.
本协议的任何规定均无意向任何一方授予任何其他方的任何专利权、著作权、掩膜作品权、商业秘密或其他知识产权。除非本协议明确规定，本协议也不向任何一方授予另一方关于保密资料的任何权利。

Exhibit 4.20
Execution Version 签署版
9.8Non-compete
    不竞争

(a)From the Execution Date to December 31, 2022, the Manufacturers shall not, and shall cause each of their employees, officers, directors and Affiliates, not to invest or participate in another company or partnership or otherwise engage in any business or activity engaged in designing, producing, manufacturing, marketing or distribution of shingled-cell photovoltaic solar products.
自生效日到2022年12月31日，各制造商不得和将促使其的雇员、高管、董事和关联方不得投资或参与另一家公司或合伙或其他形式，从事任何设计、生产、制造、销售或分销叠层电池光伏太阳能产品的生意或活动。

(b)From the Execution Date to December 31, 2021, the Manufacturers shall not, and shall cause each of their employees, officers, directors and Affiliates not to invest or participate in another company or partnership or otherwise engage in any business or activity engaged in designing, producing, manufacturing, marketing or distribution of shingled-cell solar products in China; provided, however, that nothing in the foregoing shall prevent the Manufacturers or their Affiliates from owning, in the aggregate, not more than five percent (5%) of the outstanding voting stock or other equity interests in any entity with shares or equity interests that are publicly traded on a securities exchange, so long as neither the Manufacturers nor the applicable Affiliate has any participation in the management or operation of, and performs no services for, such entity. On or before December 31, 2021, if the Manufacturers have built 5GW production capacity of P-Series Products, the non-circumvent undertaking of the Licensor herein shall extend to December 31, 2022.
自签署日到2021年12月31日，各制造商将不得和将促使其的雇员、高管、董事和关联方不得通过投资或参与另一家公司或合伙或以其他形式，在中国从事任何设计、生产、制造、销售或分销叠层电池光伏太阳能产品的生意或活动，但是上述规定不禁止各制造商或其关联方总计拥有不超过5%的任何实体发行在外在证券交易市场公开交易的有投票权股票或其他股本权益，只要各制造商或适用的关联方没有参与该实体的管理或运营或提供服务。如截至2021年12月31日，各制造商已经建成的P系列产品生产线产能达到5GW，则对各制造商的此限制延长到2022年12月31日。
10.Notices. All notices, demands, requests, consents or other communications hereunder shall be in writing and shall be given by personal delivery, by express courier, or by registered or certified mail with return receipt requested, in addition to a courtesy copy via electronic mail, to the Parties at the addresses shown below, or to such other address as may be designated by written notice given by any Party to the other Parties. Unless conclusively proved otherwise, all notices, demands, requests, consents or other communications hereunder shall be deemed effective upon delivery if personally delivered, five (5) days after dispatch if sent by express courier, fourteen (14) days after dispatch if sent by registered or certified mail with return receipt requested, or

Exhibit 4.20
Execution Version 签署版
confirmation of the receipt of the electronic mail by the recipient if sent by electronic mail.
通知。本协议项下的所有通知、要求、请求、同意或其他通讯应当以书面形式作出，并应当通过亲自送达、快递或挂号信（要求取得回执）的方式，连同电子邮件抄送至各方的下述地址或任一方通过书面通知向其他各方指定的其他地址。除非被另外决定性地证明，本协议项下的所有通知、要求、请求、同意或其他通讯，如经亲自送达则应视为在送达时生效，如经快递送达则应在发出后五（5）天生效，如经挂号信（要求取得回执）送达则应在发出后十四（14）天生效，如经电子邮件送达则应在收到接收方电子邮件的接收确认之后生效。
(a)    To Manufacturers:

Huansheng Photovoltaic (Jiangsu) Co. Ltd
Attention: General Manager; Company Secretary
Email: yan.wang@huanshengsolar.com, with a copy to huanran.wang@huanshengsolar.com

致制造商：

环晟光伏（江苏）有限公司
收件人：总经理；公司秘书
电子邮件：yan.wang@huanshengsolar.com; 抄送 huanran.wang@huanshengsolar.com

Huansheng New Energy (Jiangsu) Co. Ltd
Attention: General Manager; Company Secretary
Email yan.wang@huanshengsolar.com, with a copy to huanran.wang@huanshengsolar.com

环晟新能源（江苏）有限公司
收件人：总经理；公司秘书
电子邮件：yan.wang@huanshengsolar.com; 抄送 huanran.wang@huanshengsolar.com

(b)    To MAXN:

Maxeon Solar Technologies, Ltd.
Attention: Head, China Business; General Counsel
Email: chenggang.cao@maxeon.com, with a copy to LegalNotice@maxeon.com

致MAXN：

Maxeon Solar Technologies, Ltd.

Exhibit 4.20
Execution Version 签署版
收件人：中国业务负责人；总法律顾问
电子邮件：chenggang.cao@maxeon.com; 抄送LegalNotice@maxeon.com

(c)    To TZS:

Tianjin Zhonghuan Semiconductor Co., Ltd.
Attention: Vice President; Legal Department
Email: zhangchangxu@tjsemi.com, with a copy to guwen@tjsemi.com

致TZS：

天津中环半导体股份有限公司
收件人：副总经理；法务部
电子邮件：zhangchangxu@tjsemi.com, 抄送guwen@tjsemi.com

(d)    To SPSI:

SunPower Systems International Limited
Attention: Director; Company Secretary
Email: LegalNotice@maxeon.com with a copy to katie.yuen@dentons.com

致SPSI：

SunPower Systems International Limited
收件人：董事；公司秘书
电子邮件：LegalNotice@maxeon.com 抄送katie.yuen@dentons.com

11.No Presumption Against Drafting Party. Each Party to this Agreement acknowledges that this Agreement is the product of informed, arms-length negotiations among the Parties, and if any part of this Agreement is deemed ambiguous or in conflict, it shall be construed as if it were drafted jointly by all Parties. The Parties, and each of them, further agree that they have been represented by counsel during the negotiation, preparation, and execution of this Agreement, and waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the drafting Party.
无针对起草方的假定。本协议的每一方承认，本协议是各方知情公允协商的成果。如本协议的任何部分被认为规定不明确或存在矛盾，该部分应当按如同所有各方共同起草该部分的方式被解释。各方及每一方进一步同意，其在本协议的谈判、制作和签署过程中均由律师代表，因此放弃适用任何规定协议或其他文件中的不明确之处须按照不利于起草方的方式进行解释的法律、法规或解释原则的权利。
12.Manufacturers as One Party. For all purposes of this Agreement, HSPV and HSNE shall always be considered one and the same Party. They shall jointly take all the actions, exercise all the rights and make all the claims of Manufacturers hereunder, and shall bear

Exhibit 4.20
Execution Version 签署版
all the liabilities of Manufacturers hereunder on joint and several basis. For instance, any Purchase Order sent by a Customer to HSPV shall be considered being sent to both HSPV and HSNE, and any P-Series Products delivered by HSNE shall be considered as being delivered by both HSPV and HSNE. HSPV and HSNE may enter into separate agreements between themselves on their performance of this Agreement, without affecting the rights or liabilities of the other Parties.
制造商作为一方。就本协议而言，环晟光伏和环晟新能应始终视为同一方。其应在本合同项下共同采取一切行动，行使一切权利，提出制造商的一切索赔，并连带承担制造商在本合同项下的一切责任。例如，客户发送给环晟光伏的任何采购订单应被视为同时发送给环晟光伏和环晟新能，环晟新能交付的任何P系列产品应被视为同时由环晟光伏和环晟新能共同交付。环晟光伏和环晟新能之间可就其履行本协议签订单独的协议，但不影响其他各方的权利或责任。
13.Interpretation. In this Agreement: (i) words importing the singular shall include the plural and vice versa; (ii) words denoting individuals shall include any form of entity and vice versa; (iii) words denoting any gender shall include all genders; (iv) where any act, matter or thing is required by this Agreement to be performed or carried out on a certain day and that day is not a business day at the location of the Parties concerned, then that act, matter or thing shall be carried out or performed on the next following business day; (v) unless specified otherwise, any reference herein to any Section shall be deemed to be a reference to a Section of this Agreement; (vi) any reference to any agreement, document or instrument shall refer to such agreement, document or instrument as amended, modified or supplemented; (vii) the words “include,” “including” and the derivations thereof shall not be limiting and shall be deemed to be followed by the phase “without limitation; and (viii) the headings contained in this Agreement or in any Schedule hereto are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
解释。在本协议中(i)使用单数的词语应包括其复数，反之亦然；(ii)指代个体的词语应当包括任何形式的实体，反之亦然；(iii)指代任一性别的词语应包括所有性别；(iv)如本协议要求任一行为、事项或者事件须在某一天履行或进行，而当天在相关方所在地非工作日，那么该等行为、事项或者事件应当于下个工作日履行或进行；(v)除非另有规定，本协议规定的参见某一部分应被理解为参见本协议的某一部分；(vi)参见任何协议、文件或法律文件应当被理解为参见该等协议、文件或法律文件的经修订、经修改或经补充的版本；(vii)“包括”一词及其派生词应当包括不限于的意思，所以应当被理解为其后有短语“不限于”；及(viii)本协议及本协议任何附件的标题仅为参考之目的，不影响本协议的含义及解释。
14.Amendments. This Agreement may not be amended or otherwise changed except by written agreement executed by authorized representatives of all of the Parties.
修订。除非经所有各方的授权代表书面签署，对本协议进行的任何变更或修订均属无效。

Exhibit 4.20
Execution Version 签署版
15.Entire Agreement. This Agreement, together with all the schedules hereto, constitute the entire agreement among the Parties with respect to the subject matter thereof, and shall replace and supersede all prior agreements, understandings and representations written or oral, with respect thereto, including the Original Agreement, provided that the Existing Amendments shall remain in full force and effect and any reference to the Original Agreement therein shall be construed as a reference to this Agreement.
完整协议。本协议及其所有附件构成各方之间有关本协议项下事项的完整的协议，并取代并替代有关本协议项下事项的所有先前的书面或口头的协议、理解和陈述，包括（除现有修正案以外的）原协议。
16.Assignment. Except as provided herein, no Party shall assign this Agreement without the prior written consent of the other Parties hereto, and any purported assignment without such consent shall be deemed null and void. Notwithstanding the foregoing, any Party shall be permitted to assign this Agreement without the other Parties’ consent to its Affiliates or in connection with a merger or sale of all or substantially all of its assets.
转让。除本协议另有规定外，在没有其他各方事先书面同意的情况下，任何一方不得将本协议予以转让，没有该等同意的任何声称转让应当被认定为无效。尽管有前述规定，任何一方未经其他各方的同意将本协议转让给其关联方或者与合并或出售其全部或实质性全部资产有关的转让应当被允许。
17.Governing Law. This Agreement and all disputes arising out of or in connection with it shall be governed by the laws of PRC, without regard to rules of conflicts of laws.
管辖法律。本协议及源于本协议或与本协议有关的所有争议应当适用中国法律，其冲突法规除外。
18.Dispute Resolution
争议解决
18.1The Parties shall seek to settle any dispute, controversy or claim arising from or in connection with this Agreement through friendly consultations. If within thirty (30) days after one Party notifies the other Parties of any dispute in writing, the Parties fail to resolve such dispute through friendly consultation, such dispute shall be settled through arbitration by the Singapore International Arbitration Centre under its rules of arbitration in force when the arbitration is initiated. The arbitration award shall be final and binding on the Parties. The place of arbitration shall be Singapore. The arbitration proceedings shall be conducted in both Chinese and English. The arbitrators shall award the prevailing Party, if any, as determined by the arbitrators, its attorneys’ fees and costs. Judgment upon any award(s) rendered by the arbitrators may be entered in any court having jurisdiction thereof. Each Party undertakes to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by the other Parties in the proceedings not otherwise in the public domain, save and to the extent that

Exhibit 4.20
Execution Version 签署版
disclosure may be required of a Party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority.
就本协议项下产生或与本协议有关的任何争议﹑纠纷或索赔，各方应通过友好协商解决。如果在一方向其他各方书面通知该等争议后三十（30）日内未能通过友好协商解决该等争议，则该等争议应当由新加坡国际仲裁中心依据其在仲裁开始时有效的仲裁规则处理。仲裁裁决是终局的，对各方均有约束力。仲裁地为新加坡。仲裁程序应当同时以中文和英语进行。仲裁员应自行决定由另一方支付胜诉方（如有）的律师费和成本。针对仲裁员的仲裁裁决作出的判决可以在任何有管辖权的法院进行。各方承诺就所有仲裁裁决，连同所有为仲裁目的而在仲裁程序中制作的材料及其他各方在仲裁程序中制作的非公共地域信息的其他文件进行保密，法律义务要求一方披露的、为保护或获得法定权利、在法庭或其他司法机关的法律程序中执行或质疑仲裁裁决的情况除外。
18.2Where any dispute arising from the performance by the Parties of this Agreement proceeds to arbitration, the losing Party(ies) shall bear all the necessary and reasonable expenses incurred therefrom by the prevailing Party(ies), including attorneys’ fees, transportation costs, arbitration costs, consultancy fees, evaluation fees, etc.
如在履行本协议时各方出现争议，协商无果后，须进行仲裁，则胜诉方在此过程中的律师费、交通费、仲裁费、咨询费、评估费等一切必要且合理的支出应由败诉方承担。
19.Remedies Cumulative. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.
累积救济。本协议规定的权利和救济是累积性的，不排除法律规定的任何权利或者救济。
20.Limitation of Liability. EXCEPT FOR THE INDEMNITY OBLIGATIONS AS SET OUT IN SECTIONS 7 and 9 HEREIN (SUCH OBLIGATIONS ARE NOT LIMITED, CAPPED, OR AMENDED BY THIS ARTICLE), NO PARTY SHALL BE LIABLE UNDER THIS AGREEMENT TO THE OTHER PARTIES, UNDER ANY CIRCUMSTANCES WHATSOEVER, FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT (INCLUDING LOSS OF BUSINESS, REVENUE, PROFITS, GOODWILL, USE, DATA, OR OTHER ECONOMIC ADVANTAGE), HOWEVER THEY ARISE, WHETHER IN BREACH OF CONTRACT, BREACH OF WARRANTY OR IN TORT, INCLUDING NEGLIGENCE, EVEN IF SUCH PARTY HAS PREVIOUSLY BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. LIABILITY FOR DAMAGES WILL BE LIMITED AND EXCLUDED UNDER THIS SECTION EVEN IF ANY EXCLUSIVE REMEDY PROVIDED FOR FAILS OF ITS ESSENTIAL PURPOSE.

Exhibit 4.20
Execution Version 签署版
责任限制。除本协议第7和9条规定的赔偿义务外（本条并不对该等责任加以限制、规定最高限额或予以修改），任何一方均不会根据本协议在任何情况下对其他方就涉及本协议或因本协议而引起的任何间接、惩罚性、特殊、附带或从属性损失（包括业务的损失、收入、利润、商誉、使用权、数据或其他经济性利益）承担责任，且不以该等损失是否由于违反合同、违反保证或侵权行为（包括过失）造成的为限，即使该方之前曾被告知发生该等损失的可能性。对损失的赔偿责任将根据本条加以限定和排除，即使就任何排他性救济措施就未能实现其主要的目的的情形进行了规定。
21.Waiver. The failure of any Party to insist upon the performance of any provision of this Agreement or to exercise any right or privilege granted to such Party under this Agreement shall not be construed as waiving such provision or any other provision of this Agreement, and the same shall continue in full force and effect.
弃权。任何一方未能坚持履行本协议的任何规定、或未能根据本协议行使授予该方的任何权利或特权，不应被解释为放弃对该等规定或本协议的其他规定主张权利，该等规定或本协议的其他规定应继续有效且具有完全的效力。
22.Severability.
可分割性。
22.1Should any provision of this Agreement be held invalid or illegal, such invalidity or illegality shall not invalidate the whole of this Agreement, but rather this Agreement shall be construed as if it did not contain the invalid or illegal provision, and the rights and obligations of the Parties shall be construed and enforced accordingly. Should any provision of this Agreement be held invalid or illegal in one jurisdiction, such invalidity or illegality shall not construed as extending to any other jurisdiction, and the rights and obligations of the Parties shall be enforced to the fullest extent permitted by applicable law in any other jurisdiction.
如本协议的任何条款被认定无效或不合法，该等无效或不合法不应导致本协议的完全无效，本协议应被解释为其不包括该等无效或不合法的条款，各方的权利和义务应据此加以解释和履行。如果本协议的任何条款在某一个法域被认定为无效或不合法，该等该等无效或不合法不应被解释为延伸到任何其他法域，各方的权利和义务应在适用法律允许的任何其他法域被最大限度执行。
22.2Notwithstanding Section 22.1, the Parties acknowledge and agree that the covenants contained in Section 4 Territorial Restrictions are necessary to assure that each Party receives the benefit of its bargain with respect to the subject matter of this Agreement and therefore intend that the provisions contained in Section 4 be enforced as written to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If the final judgment of a governmental authority of competent jurisdiction declares that any term or provision contained in Section 5 is invalid or unenforceable in any material respect, or makes any material modification to Section 5 as contemplated by the next sentence of this paragraph, at

Exhibit 4.20
Execution Version 签署版
the option of any Party (to be exercised within thirty (30) days of a final judgment modifying or invalidating all or any part of Section 4) any Party may terminate this Agreement. Subject to the ability of a Party to make the election provided above, the governmental authority shall have the power to reduce the scope, duration or area of such term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision contained in Section 4 with a term or provision that is valid and enforceable in such jurisdiction and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and the provisions contained in Section 4 shall be enforceable in such jurisdiction as so modified after the expiration of the time within which the judgment may be appealed, without invalidating the remaining provisions contained in Section 4 or affecting the validity or enforceability of such provision in any other jurisdiction.
尽管有前述第22.1条规定，各方确认并同意第4条规定的义务地域限制对于保证各方取得与本协议内容有关的交易利益是必要的，因此拟将第4条规定按其书面约定在申请执行的每一法域所适用的法律和公共政策所允许的范围内被最大限度执行。如最终政府有权机关宣布第4条的任何条款或规定在任何实质方面无效或不能被强制执行，或者按照本段下一句话对第4条作出了任何实质修改，则由任一方选择（在修改或作废第4条规定或部分规定的最终判决将作出后三十（30）天之内将被行使），任一方可以终止本协议。受限于一方进行上述选择的能力，政府机关应当有权减少该条款或规定的范围、期限或地区、删除特定字词或短语、亦或是用在该法域有效并能强制执行且最接近原条款本意的条款或规定替换第4条中无效或不能被强制执行的条款或规定。在该法域的判决上诉期届满后，第4条中经过上述修改的部分规定在该法域具有可执行性，且不会导致第4条中余下规定被认定无效或影响该条款在任何其他法域的效力或可执行性。
23.Export Compliance; FCPA.
出口合规；美国海外反腐败法("FCPA")
23.1Compliance with Applicable Law. Each Customer shall comply with all applicable laws and trade restrictions promulgated by authorities with competent jurisdiction over such Customer. Manufactures agree to comply, in performing this Agreement, with all applicable economic sanctions and trade restrictions imposed by law. In addition, Manufactures shall comply with all laws and regulations applicable to the manufacture and sale of the P-Series Products within the PRC. Manufactures shall not use any ozone depleting substances listed in annexes A and B of the Montreal Protocol, including but not limited to chlorofluorocarbons, in the manufacture of P-Series Products.
遵守相关适用法律各客户应该遵守相关法律和对该客户有适当管辖权的权力机构制定的贸易限制措施。制造商同意在履行本协议的过程中，遵守所有可适用的经济制裁和法律强制的贸易限制。此外，制造商应在中国境内符合适用于P系列产品的制造和销售的所有法律和法规。制造商在生产P系列产品时不得使用《蒙特利尔议定书》附件A和B所规定的任何臭氧破坏物质（包括但不限于含氯氟烃）。

Exhibit 4.20
Execution Version 签署版
23.2Anti-Corruption Laws. Each Manufacturer shall comply with all applicable laws enacted to combat bribery and corruption, including the United States Foreign Corrupt Practices Act, the UK Bribery Act, the principles of the OECD Convention on Combating Bribery of Foreign Public Officials, and any corresponding laws of the PRC and any other countries where it intends to conduct business. Each Manufacturer acknowledges that it has reviewed a copy (available at www.justice.gov/criminal/fraud/fcpa) of the U.S. Foreign Corrupt Practices Act (the "FCPA") and confirms its understanding that the FCPA prohibits the payment or giving of anything of value either directly or indirectly, to an official of a foreign government, foreign political party or official thereof, or any candidate for foreign political office, for the purpose of influencing an act or decision in his official capacity, or inducing him to use his influence with the foreign government, to assist in obtaining or retaining business for or with, or directing business to, any person. Each Manufacturer agrees to immediately notify Customer of any request that such Party receives to take any action that might constitute, or be construed as, a violation of anti-corruption laws. Each Manufacturer agrees that Customer is authorized to take all appropriate actions that Customer reasonably deems is necessary to avoid a violation of anti-corruption laws by Customer. Each Manufacturer agrees that it shall keep and maintain accurate books and records necessary to demonstrate compliance with the foregoing, and that Customer may, during the term of this Agreement and for a period of five years following the final payment under, or termination of, this Agreement, review or audit such books and records of such Manufacturer.
反腐败法。每个制造商均应遵守任何反贿赂和反腐败的适用法律，包括美国《海外反腐败法》、英国《反贿赂法》、《经济合作与发展组织反对在国际商务中贿赂外国公职人员公约》的原则和中国及其拟议开展业务活动的其他国家的相应法律法规。每个制造商均确认其已经审阅了一份《美国海外反腐败法》(可登录www.justice.gov/criminal/fraud/fcpa查询)，并确认其理解FCPA禁止直接或间接向外国政府的官员、外国政党或其官员、或任外国政治职位的候选人，基于影响其依职权行事或决策或诱导其利用其对外国政府的影响力来协助任何人获得或取得业务或将业务给予他人的目的，支付钱款或任何有价值的物品。每个制造商均同意，一旦其所收到要求采取可能构成或被理解为违反反腐败法律的任何行为的要求，其将立即将该等要求通知客户。每个制造商均同意客户有权采取所有其合理认为必要的适当措施来避免客户违反反腐败法律。每个制造商均同意其将保留和维持表明符合上述要求所需的会计账簿和记录，并同意客户可以在本协议期间和在本协议项下或本协议终止时的最终付款后的五年内，对该制造商的该等账簿和记录进行审阅。
23.3Conflicts of Interest. Neither a Manufacturer nor any of its Representatives shall give to, or receive from, Customer or its Representatives any commission, fee, rebate, or any unreasonable gift or entertainment of value in connection with this Agreement, or enter into any other business arrangement with Customer or its Representatives, without the prior consent of Customer. Each Manufacturer shall (a) promptly notify Customer of any violation of this Section and (b) repay or credit to Customer any consideration received as a result of such violation. Each Manufacturer shall promptly

Exhibit 4.20
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disclose to Customer any conflict of interest between (i) such Manufacturer and its Representatives, on the one hand, and (ii) Customer and its Representatives, on the other hand.
利益冲突。各制造商或其任一代表未经客户同意，不应给予客户或其代表，亦不应从客户或其代表处收取，任何与本协议相关的佣金、费用或任何不合理的礼物，或与客户或其代表达成任何业务安排。每个制造商均应(a)将违反本条的情形立即通知给客户；以及(b)将因该等违反行为所获得的任何对价返还给客户。每个制造商均应立即向客户披露(i)该制造商和其代表；和(ii)客户和其代表之间的任何利益冲突。
24.Execution. This Agreement may be executed in five or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.
签署。本协议可一式签署五份（或更多），每份均应视同原件，但所有签署的文件共同构成同一份文书。
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Exhibit 4.20
Execution Version 签署版
[Business Activities Framework Agreement Signature Page]
[商业活动框架协议签字页]

IN WITNESS WHEREOF, the Parties hereto have signed this Agreement as of the date and year first above written.
各方于上文首次书明的日期签署本协议，以昭信守。
HSPV:
环晟光伏：
Huansheng Photovoltaic (Jiangsu) Co., Ltd
环晟光伏（江苏）有限公司

By/由: /s/Huansheng Photovoltaic (Jiangsu) Co, Ltd
Name/姓名:
Title/职务:
HSNE:
环晟新能：
Huansheng New Energy (Jiangsu) Co. Ltd.
环晟新能源（江苏）有限公司

By/由: /s/Huansheng New Energy (Jiangsu) Co, Ltd
Name/姓名:
Title/职务:

Exhibit 4.20
Execution Version 签署版
[Business Activities Framework Agreement Signature Page]
[商业活动框架协议签字页]
MAXN:
Maxeon Solar Technologies, Ltd.

By/由: /s/ Peter Aschenbrenner
Name/姓名: Peter Aschenbrenner
Title/职务: Chief Strategy Officer
TZS:
Tianjin Zhonghuan Semiconductor Co., Ltd.
天津中环半导体股份有限公司

By/由: /s/ Tianjin Zhonghuan Semiconductor Co., Ltd.
Name/姓名:
Title/职务:
SPSI:
SunPower Systems International Limited

By/由: /s/ Peter Aschenbrenner
Name/姓名: Peter Aschenbrenner
Title/职务: Chairman

Exhibit 4.20
Execution Version 签署版
List of Schedules:
附件清单：

Schedule 附件
1. Definitions定义
2. Product Description and Specifications 产品描述和规格
3. Product Allocation and Forecasting Mechanism 产品分配和预测机制
4. International Rules of Engagement 在中国销售国际项目的机制
5. Form of Offshore Master Supply Agreement 境外供货主协议格式
6. Amendment of Business Activities Framework Agreement (2020) 商业活动框架协议修正案（2020年）
7. Second Amendment of Business Activities Framework Agreement 商业活动框架协议第二修正案（2020）